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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-63823), Form S-8 (No. 333-94389), Form S-8 (No.
333-39824), Form S-8 (No. 333-50454), Form S-3 Amendment No. 1 (333-50548), Form
S-3 Amendment No.1 (333-45388), Form S-3 Amendment No. 1 (333-43380) and Form S-3 Amendment No. 1 (333-42126) of Leap Wireless International, Inc. of our reports dated February 28, 2001 relating to the financial statements and financial statement schedule, which appear in this Form 10-K.


PricewaterhouseCoopers LLP

San Diego, California
March 1, 2001